UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2025

CHRONOSCALE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-37854	99-0367049
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3811 Turtle Creek Blvd. Suite 2100 Dallas, Texas	75219
(Address of registrant’s principal executive office)	(Zip code)

214-427-1704

(Registrant’s telephone number, including area code)

Ekso Bionics Holdings, Inc.

101 Glacier Point, Suite A

San Rafael, CA 94901

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CHRN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment to the Current Report on Form 8-K filed by Ekso Bionics Holdings, Inc. (n/k/a ChronoScale Corporation, the “Company”) with the Securities and Exchange Commission (the “SEC”) on November 5, 2025, amends and supplements the disclosure with respect to the phantom performance-based stock unit awards (“Phantom PSUs”) previously granted to Messrs. Scott G. Davis, Jerome Wong and Jason Jones.

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2025, the Board of Directors of the Company (the “Board”) granted the following Phantom PSUs under the Ekso Bionics Holdings, Inc. Amended and Restated 2014 Equity Incentive Plan, as amended (the “2014 Plan”): 185,000 Phantom PSUs to Mr. Davis, 40,000 Phantom PSUs to Mr. Wong and 32,000 Phantom PSUs to Mr. Jones (collectively, the “Phantom PSU Awards” and each, a “Phantom PSU Award”). The Phantom PSU Awards were subject to vesting based on each grantee’s continued employment through both the occurrence of a Change in Control (as defined in the 2014 Plan) and the achievement of the applicable Stock Price Goal (as defined in the applicable Phantom PSU Award agreement), in each case on or prior to the fifth anniversary of the grant date. The Phantom PSU Awards also provided for settlement entirely in cash.

On May 14, 2026, the Board, acting as administrator under the 2014 Plan, determined that the applicable Stock Price Goal set forth in the Phantom PSU Awards had been achieved, that the transactions contemplated by that certain Contribution and Exchange Agreement, dated February 15, 2026 (filed with the SEC as Exhibit 10.1 to the Company’s Current Report on Form 8-K on February 17, 2026), which closed on May 5, 2026 (the “Closing”), constituted a Change in Control under the Phantom PSU Awards and the 2014 Plan, and that the grantees had remained continuously employed through the achievement of the Stock Price Goal and the occurrence of the Change in Control. In addition, the Board amended the settlement terms in each of the Phantom PSU Awards to replace cash-only settlement with the settlement terms described below.

As amended, Mr. Davis’s Phantom PSU Award settles in the form of a combination of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and a cash payment, as follows: (i) 109,357 vested shares of Common Stock, and (ii) $1,000,000 in cash (representing the balance of Mr. Davis’s Phantom PSU Award, or 75,643 Phantom PSUs). As amended, Mr. Wong’s and Mr. Jones’s Phantom PSU Awards will each be settled exclusively in the form of shares of Common Stock, in the amount of 40,000 shares of Common Stock for Mr. Wong, and 32,000 shares of Common Stock for Mr. Jones. In accordance with the terms of the agreements evidencing the Phantom PSU Awards, as amended, the cash payment to Mr. Davis, and the issuance of shares of Common Stock to each of Messrs. Davis, Wong, and Jones, will be made as soon as administratively practicable following the Closing, but in no event later than March 15, 2027.

Except as described in this Item 5.02, the terms of the Phantom PSU Awards granted to Messrs. Davis, Wong and Jones on November 5, 2025 are unchanged and remain in full force and effect.

The foregoing descriptions of the amendments to the Phantom PSU Awards are not complete and are qualified in their entirety by reference to the full text of the Amendments to the Phantom Performance-Based Restricted Stock Unit Award Agreements, copies of which are filed as Exhibits 10.1, 10.2, and 10.3 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1*	Amendment to Phantom Performance-Based Restricted Stock Unit Award Agreement, dated May 20, 2026 by and between ChronoScale Corporation and Scott G. Davis
10.2*	Amendment to Phantom Performance-Based Restricted Stock Unit Award Agreement, dated May 20, 2026 by and between ChronoScale Corporation and Jerome Wong
10.3*	Amendment to Phantom Performance-Based Restricted Stock Unit Award Agreement, dated May 20, 2026 by and between ChronoScale Corporation and Jason Jones
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 10.1, 10.2 and 10.3).

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2026

CHRONOSCALE CORPORATION

By:	/s/ Ying Cenly Chen
Name:	Ying Cenly Chen
Title:	Chief Executive Officer

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